Exhibit g(2)
MANAGEMENT FEE WAIVER AGREEMENT
ROBINHOOD VENTURES FUND I
85 Willow Road
Menlo Park, CA 94025
January 21, 2026
Robinhood Ventures DE, LLC
85 Willow Road
Menlo Park, CA 94025
Ladies and Gentlemen:
Robinhood Ventures DE, LLC (the “Adviser”) hereby agrees, that for the six-month period from [●], 2026 until [●], 20[●] (“Limitation Period”), to reduce the annual rate of its Management Fee payable under the Investment Advisory Agreement, dated January 21, 2026, between Robinhood Ventures Fund I (the “Fund”) and the Adviser (the “Investment Advisory Agreement”) from 2.00% to 1.00% (the “Fee Waiver”). The amounts waived pursuant to this agreement (the “Agreement”) are not subject to recoupment by the Adviser. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Investment Advisory Agreement.
This Agreement will be governed by, construed under and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws of any jurisdiction to the contrary and the applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), if any. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of Delaware and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires the approval of the Board of Trustees of the Fund (the “Board”), including a majority of the Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund (the “Independent Trustees”). This Agreement may not be terminated by the Adviser prior to the expiration of the Limitation Period. This Agreement supersedes any prior agreement with respect to the subject matter hereof.
The Adviser may extend or otherwise amend the terms of this Agreement, subject to approval of the Board, including a majority of the Independent Trustees, after the initial term of this Agreement.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

ROBINHOOD VENTURES FUND I

By:
Name:
Title:

ROBINHOOD VENTURES DE, LLC

By:
Name:
Title:
[Signature Page to Management Fee Waiver Agreement]
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